UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street

Suite 300

Philadelphia, PA 19106

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FIVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Winnie Park as President and CEO and Increase in Size of the Board of Directors of the Company

On December 2, 2024, the Board of Directors (the “Board”) of Five Below, Inc. (the “Company”) (i) appointed Winnie Park to the positions of President and Chief Executive Officer of the Company; (ii) increased the size of the Board from eleven to twelve members; and (iii) elected Ms. Park as a Class II director to fill the new directorship created by the increase to the size of the Board, in each case effective as of December 16, 2024 (the “Appointment Date”). Ms. Park will serve as a Class II director until the 2025 annual meeting of shareholders and is expected to be nominated for reelection to the Board for a one-year term at the 2025 annual meeting of shareholders.

Ms. Park, 53, previously served as Chief Executive Officer of the clothing brand Forever 21 since January 2022. Prior to that role, she was the Chief Executive Officer of Paper Source, Inc. from 2015 to 2021. Prior to her role at Paper Source, Inc., Ms. Park held various senior leadership positions at DFS Group Ltd., Levi Strauss & Co. and McKinsey & Company. Ms. Park previously served on the board of directors of Dollar Tree, Inc. from 2020 to 2024. She also served on the boards of Sound Point Acquisition Corp. I, Ltd. from 2022 to 2023, and Express, Inc. from 2017 to 2022.

There are no arrangements between Ms. Park and any other person pursuant to which she was selected to become the President and Chief Executive Officer of the Company. Ms. Park does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an officer or director of the Company. Neither Ms. Park nor any member of her immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Park Offer Letter

In connection with Ms. Park’s appointment as President and Chief Executive Officer, the Company entered into an Offer Letter with Ms. Park, dated as of December 2, 2024 (the “Park Offer Letter”). Pursuant to the terms of the Park Offer Letter, Ms. Park is entitled to: (i) an annual base salary of $1,100,000; (ii) participate in the Company’s Short-Term Incentive Plan (“STIP”) beginning in fiscal year 2025, with a target STIP payout of 125% of annual base salary; (iii) an initial equity grant of time-based restricted stock units (“RSUs”) under the Company’s 2022 Equity Incentive Plan (“EIP”), with the number of RSUs to be determined by dividing $1,000,000 by the closing price of the Company’s common stock on the Appointment Date, with such RSUs vesting (subject to continued service) in two equal annual installments on the first two anniversaries of the Appointment Date, and with such RSUs otherwise subject to terms consistent with those applicable to the most recent annual RSU awards granted to the Company’s named executive officers; (iv) 2025 equity awards under the EIP with an aggregate grant value of $4,000,000, allocated between time and performance-vested RSUs consistent with the allocation for, and otherwise subject to substantially the same terms and conditions applicable to, 2025 equity awards granted to other named executive officers of the Company; (v) relocation assistance under the Company’s Relocation Policy (provided that temporary housing assistance will be provided for up to 12 months, rather than six months); (vi) eligibility for the following severance benefits upon termination of employment by the Company without cause or resignation with good reason: (A) 24 months of base salary continuation, (B) a pro-rata annual bonus for year of termination, and (C) Company payment of the cost of COBRA continuation coverage for up to 18 months; and (vii) reimbursement of legal fees associated with the negotiation of the Park Offer Letter.

In addition, the Park Offer Letter requires that Ms. Park enter into an agreement with the Company containing customary provisions regarding confidentiality and ownership of intellectual property, as well as 24-month post-termination non-competition and non-solicitation covenants.

The foregoing summary is qualified in its entirety by reference to the Park Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with Ms. Park’s appointments to the Board and as President and Chief Executive Officer, the Company and Ms. Park will also enter into the Company’s standard form of director and officer indemnification agreement, which form is attached as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended February 3, 2024.

Kenneth Bull has served as the Interim President and Chief Executive Officer since July 15, 2024. Effective as of the Appointment Date, Mr. Bull will cease serving as Interim President and Chief Executive Officer, and he will continue serving as the Company’s Chief Operating Officer.

Appointment of Thomas Vellios as Executive Chairman of the Board

Thomas Vellios has served as the Interim Executive Chairman of the Board since July 15, 2024. On December 2, 2024, the Board of Directors appointed Mr. Vellios to the role of Executive Chairman of the Board, effective as of the Appointment Date.

Vellios Offer Letter

In connection with Mr. Vellios’s appointment as Executive Chairman of the Board, the Company entered into an Offer Letter with Mr. Vellios, dated as of December 2, 2024 (the “Vellios Offer Letter”). The Vellios Offer Letter provides that: (i) Mr. Vellios will continue to receive cash and equity compensation equal to, and on terms consistent with, the cash retainers and annual stock awards he received under the current terms of the Company’s Compensation Policy for Non-Employee Directors as Non-Executive Chairman of the Board ($165,000 in annual base compensation, and an annual RSU award with a grant date fair value of $315,000 and one-year vesting); (ii) Mr. Vellios will not be eligible to participate in the Company’s Executive Severance Plan; (iii) Mr. Vellios will be reimbursed for his work-related private travel expenses incurred during the first six months of fiscal 2025, and estimated taxes attributable to such reimbursement, up to a maximum amount of $500,000; and (iv) on the Appointment Date, Mr. Vellios will receive an award of RSUs under the EIP, with (A) the number of RSUs determined by dividing $3,000,000 by the closing price of the Company’s common stock on the Appointment Date, (B) such RSUs fully vesting (subject to Mr. Vellios’ continued service) on the first anniversary of the Appointment Date, (C) such RSUs not eligible for accelerated vesting upon retirement, and (D) such RSUs otherwise subject to terms consistent with those applicable to the most recent annual RSU awards granted to the Company’s named executive officers.

The foregoing summary is qualified in its entirety by reference to the Vellios Offer Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Biographical and other information about Mr. Vellios is included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 2, 2024.

Item 7.01	Regulation FD Disclosure

On December 4, 2024, the Company issued a press release announcing the appointment of Ms. Park as President and Chief Executive Officer and Mr. Vellios as Executive Chairman of the Board. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished, not filed, under item 7.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated December 2, 2024, by and between Five Below, Inc. and Winnie Park.

10.2	Offer Letter, dated December 2 2024, by and between Five Below, Inc. and Thomas Vellios.

99.1	Press Release dated December 4, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2024	Five Below, Inc.

	By:	/s/ Kristy Chipman
	Name:	Kristy Chipman
	Title:	Chief Financial Officer & Treasurer